Seller's Counter to the Real Estate Contract

COLDWELL BANKER HARRIS McHANEY & FAUCETTE

REALTOR®

EQUAL HOUSING OPPORTUNITY

FORM SERIAL NUMBER: [redacted]

The Real Estate Contract (Form Serial Number [redacted]), dated (month) *June* (day) *20*, (year) *2022*, between Buyer, *Arrived Holdings, INC*, and Seller, [redacted], covering the real property known as *531 Arkansas Black, Centerton, AR 72712*

(the "Property"), is not accepted in its present form; therefore, the following counter offer is hereby submitted:

3. C. Purchase price to be $315,000

7. A will be changed to 7 B- no earnest money

8. B ii. Buyer will pay to seller a $4,000 non refundable deposit within 3 business days following agreement of repairs on Inspection Repair addendum

OTHER TERMS: All other terms as provided in the initial Real Estate Contract are incorporated herein by reference and shall remain exactly as set forth therein, solely except those amended above.

RIGHT TO ACCEPT OTHER OFFERS: Seller reserves the right to accept any other offer prior to actual receipt by Listing Firm of an executed and accepted copy of this Seller's Counter to the Real Estate Contract.

COUNTERPARTS: This Seller's Counter Offer to the Real Estate Contract may be executed in multiple counterparts each of which shall be regarded as an original hereof but all of which together shall constitute one in the same. Electronic signatures shall be deemed original signatures and shall be binding upon the parties.

[redacted]

Seller's Counter to the Real Estate Contract

EXPIRATION OF COUNTER: This Seller's Counter Offer to the Real Estate Contract expires if not accepted on or before (month) June (day) 21, (year) 2022, at 2:00 ☐ (a.m.) ☑ (p.m.)

THIS IS A LEGALLY BINDING AGREEMENT WHEN SIGNED BY THE PARTIES BELOW. READ IT CAREFULLY. YOU MAY EMPLOY AN ATTORNEY TO DRAFT THIS FORM FOR YOU. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART, CONSULT YOUR ATTORNEY BEFORE SIGNING. REAL ESTATE AGENTS CANNOT GIVE YOU LEGAL ADVICE. THE PARTIES SIGNED BELOW WAIVE THEIR RIGHT TO HAVE AN ATTORNEY DRAFT THIS FORM AND HAVE AUTHORIZED THE REAL ESTATE AGENT(S) TO FILL IN THE BLANKS ON THIS FORM.

THIS FORM IS PRODUCED AND COPYRIGHTED BY THE ARKANSAS REALTORS® ASSOCIATION. THE SERIAL NUMBER BELOW IS A UNQUE NUMBER NOT USED ON ANY OTHER FORM. THE SERIAL NUMBER BELOW SHOULD BE AN ORIGINAL PRINTING, NOT MACHINE COPIED, OTHERWISE THE FORM MAY HAVE BEEN ALTERED. DO NOT SIGN THIS FORM IF IT WAS PREPARED AFTER DECEMBER 31, 2022.

FORM SERIAL NUMBER: [redacted]

REAL ESTATE LICENSEES ARE REGULATED BY THE ARKANSAS REAL ESTATE COMMISSION. IF A LICENSEE HAS NOT PROPERLY REPRESENTED YOU, YOU MAY FILE A COMPLAINT AT AREC.ARKANSAS.GOV

The above Seller's Counter to the Real Estate Contract is executed on
(month) ________ (day) ______, (year) ________, at ________ ☐ (a.m.) ☐ (p.m.)

[redacted]

06/21/2022 8:52 AM CDT

Listing Firm

[redacted]

Principal or Executive Brok [redacted]) **Seller** [redacted]

[redacted])

[redacted]

Printed Name: [redacted]

Listing Agent (AREC License # [redacted] **Seller**

[redacted]

(Agent cell number: [redacted] **)**

The above Seller's Counter to the Real Estate Contract is executed on
(month) [redacted] **(day)** 21, **(year)** 2022, **at** 2:00 PM ☐ **(a.m.)** ☐ **(p.m.)**

[redacted]

DocuSigned by: [redacted]

DocuSigned by: [redacted]

[redacted]

THIS COUNTER WAS REJECTED BY BUYER ON
(month) ________ (day) ______, (year) ________, at ________ ☐ (a.m.) ☐ (p.m.)

_______________ **Buyer's Initials** _______________ **Buyer's Initials**

[redacted]